Exhibit 99.1

VeriSign Reports 13% Year-Over-Year Revenue Growth in First Quarter 2009

Company Exceeds Expectations with Non-GAAP Core Earnings Per Share of $0.32

MOUNTAIN VIEW, CA – May 7, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the first quarter ended March 31, 2009.

On a GAAP basis, VeriSign reported revenue of $255 million from continuing operations for the first quarter of 2009. On a GAAP basis, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $65 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.34 on a fully-diluted basis.

On a GAAP basis, VeriSign reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses” of Naming Services and Authentication Services, of $252 million, up 2% from Q4 2008 and up 13% year-over-year. This includes $3 million from iDefense that was previously classified as a discontinued operation. GAAP operating margin for the first quarter was 29.3%.

On a non-GAAP basis (which excludes items described below) for its core businesses, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $61 million for the first quarter of 2009 and fully-diluted earnings per share of $0.32. Non-GAAP operating margins for the first quarter were 36.9%. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“In the face of a tough economy, solid execution has delivered solid results,” said Jim Bidzos, VeriSign’s executive chairman and chief executive officer on an interim basis. “Our core businesses did well, and our divestiture efforts have shown great progress.”

“During the past several quarters when the global economy has contracted, worldwide Internet usage has continued to rise,” said Mark McLaughlin, president and chief operating officer of VeriSign. “VeriSign’s services are important to the Internet economy. We remain confident in our ability to make continued progress in the business in the short term and grow in a disciplined manner over the long term.”

“We are very pleased with the progress that we made in Q1, having delivered top and bottom line results that were in-line with or exceeded expectations while continuing to execute on our strategy to divest of non-core businesses,” said Brian Robins, acting chief financial officer of VeriSign. “Furthermore, our balance sheet remains strong with nearly $950 million in cash and cash equivalents, and our deferred revenue for continuing operations grew 3% quarter-over quarter.”

Business and Corporate Highlights

•	VeriSign’s Naming business ended the quarter with approximately 92.4 million active domain names in the adjusted zone for .com and .net, representing a 9% increase year-over-year.

•	VeriSign SSL Services ended the quarter with 1.15 million SSL Certificates in the installed base, an increase of 13% over the same quarter last year.

•	VeriSign’s average daily query load increased to 38 billion in Q1, a 9% increase from the prior quarter.

•

Under Project Titan, VeriSign continues to expand and optimize its infrastructure. VeriSign reduced average daily peak loads by more than 10 percent through use of its enhanced security and monitoring, even in the face of growing daily average DNS requests.

•	In March, VeriSign announced a new agreement with eNom to promote and distribute VeriSign branded SSL Certificates through its retail and reseller channels.

•

VeriSign recently announced the VeriSign Identity Protection (VIP) Access for Mobile credential, which is now available for download onto more than 100 popular mobile phone models. The application transforms leading mobile phones into strong authentication credentials capable of generating a unique one-time password (OTP) every time a consumer signs on to a Web site protected by the VIP Authentication Service.

•

Subsequent to the end of the quarter, VeriSign completed the sales of the Communication Services, International Clearing, and Real-Time Publisher (RTP) Services businesses. The proceeds from the sales of the non-core businesses from November 2007 to date, including the sale of the remaining interest in the Jamba joint venture, are approximately $540 million.

•

From November 2007 to date, VeriSign has sold 10 non-core businesses and is in the process of winding down one business in non-core continuing operations. There are currently three additional non-core businesses in discontinued operations remaining for sale, including Messaging and Managed Security Services.

•

The Enterprise and Security Services (ESS) bundle has been broken down into iDefense, MSS and security consulting. For strategic reasons, iDefense, which provides information security threat intelligence, was retained and reclassified as core continuing operations as of March 31, 2009. VeriSign has entered into an exclusive letter of intent to sell MSS, which represents 65% of Q1 2009 revenue of the ESS bundle. Entry into a binding agreement remains subject to agreement on final terms and conditions.

•	VeriSign 2009 Analyst Day will be held on November 19 in New York City. Additional details will be forthcoming at a later date.

Financial Highlights

•

Pursuant to the terms of the arrangement agreement between VeriSign and Certicom, VeriSign received a termination fee of approximately $3 million in the quarter that contributed approximately $0.01 to earnings per share.

•	Revenue from discontinued operations was $103 million while non-core businesses reported $3 million of revenue as part of continuing operations during the first quarter of 2009.

•	VeriSign ended the first quarter of 2009 with Cash and Equivalents of $944 million, inclusive of $2 million of restricted cash, an increase of $153 million from the prior quarter.

•	Cash flow from operations for the quarter was approximately $38 million.

•	Capital expenditures, on a consolidated basis, were approximately $21 million for the first quarter of 2009.

•	Deferred revenue on March 31, 2009 totaled $872 million for continuing operations, an increase of $27 million from the prior quarter.

Non-GAAP Items

Non-GAAP results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, and impairments of goodwill and other intangible assets. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PDT) to review the first quarter results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1457 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at

http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 8466229) beginning at 5:00 p.m. (PDT) on May 7 and will run through May 13. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, the risk that planned divestitures of certain businesses may be delayed or pending dispositions may not be completed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Christina Rohall, crohall@verisign.com, 650-336-4663

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$942,386	$789,068
Accounts receivable, net of allowance for doubtful accounts of $1,246 at March 31, 2009 and $1,208 at December 31, 2008	80,783	83,749
Prepaid expenses and other current assets	172,807	268,178
Assets held for sale	505,860	483,840

Total current assets	1,701,836	1,624,835

Property and equipment, net	372,723	385,498
Goodwill	289,448	283,109
Other intangible assets, net	34,302	35,312
Other assets	34,334	38,118

Total long-term assets	730,807	742,037

Total assets	$2,432,643	$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$195,358	$263,535
Accrued restructuring costs	11,190	28,920
Deferred revenues	651,647	629,800
Deferred tax liabilities	5,355	5,463
Liabilities related to assets held for sale	60,541	49,160

Total current liabilities	924,091	976,878

Long-term deferred revenues	219,944	215,281
Long-term accrued restructuring costs	3,766	3,037
Convertible debentures, including contingent interest derivative	569,044	568,712
Long-term deferred tax liabilities	73,259	68,833
Other long-term tax liabilities	15,995	15,710

Total long-term liabilities	882,008	871,573

Total liabilities	1,806,099	1,848,451

Commitments and contingencies
Stockholders’ equity:
VeriSign, Inc. and subsidiaries stockholders' equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 192,754,908 excluding 112,788,543 held in treasury, at March 31, 2009; and 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	306	304
Additional paid-in capital	21,945,092	21,891,891
Accumulated deficit	(21,374,968)	(21,439,988)
Accumulated other comprehensive income	11,819	17,006

Total VeriSign, Inc. and subsidiaries stockholders’ equity	582,249	469,213
Noncontrolling interest in subsidiary	44,295	49,208

Total stockholders’ equity	626,544	518,421

Total liabilities and stockholders’ equity	$2,432,643	$2,366,872

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$254,995	$235,265

Costs and expenses:
Cost of revenues	60,308	59,485
Sales and marketing	38,027	48,583
Research and development	24,802	25,224
General and administrative	49,148	54,491
Restructuring charges	4,775	16,261
Amortization of other intangible assets	3,221	2,638

Total costs and expenses	180,281	206,682

Operating income	74,714	28,583
Other loss, net	(4,293)	(3,639)

Income from continuing operations before income taxes and loss from unconsolidated entities	70,421	24,944

Income tax expense	(23,532)	(6,649)
Loss from unconsolidated entities, net of tax	—	(1,761)

Income from continuing operations, net of tax	46,889	16,534
Income (loss) from discontinued operations, net of tax	18,626	(23,689)

Net income (loss)	65,515	(7,155)
Less: Net income attributable to noncontrolling interest in subsidiary	(495)	(906)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries	$65,020	$(8,061)

Basic income (loss) per share attributable to VeriSign, Inc. and subsidiaries from:
Continuing operations	$0.24	$0.08
Discontinued operations	0.10	(0.12)

Net income (loss)	$0.34	$(0.04)

Diluted income (loss) per share attributable to VeriSign, Inc. and subsidiaries from:
Continuing operations	$0.24	$0.07
Discontinued operations	0.10	(0.11)

Net income (loss)	$0.34	$(0.04)

Shares used to compute net income (loss) per share attributable to VeriSign, Inc. and subsidiaries:
Basic	192,311	206,550

Diluted	192,804	210,471

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$65,515	$(7,155)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on divestiture of businesses, net of tax	—	(1,221)
Unrealized gain on contingent interest derivative on convertible debentures	(1,174)	(1,838)
Depreciation of property and equipment	17,309	31,852
Amortization of other intangible assets	3,221	11,957
Estimated (gains) losses on assets held for sale	(4,477)	25,511
Gain on receipt of acquisition termination fee	(3,279)	—
Provision for doubtful accounts	329	575
Stock-based compensation	13,928	26,795
Loss on disposal of property and equipment and other	1,658	836
Loss from unconsolidated entities, net of tax	—	1,761
Changes in operating assets and liabilities:
Accounts receivable	8,464	(1,025)
Prepaid expenses and other assets	(29,380)	14,535
Accounts payable and accrued liabilities	(42,467)	(94,842)
Accrued restructuring costs	(17,001)	19,296
Deferred revenues	25,792	42,473

Net cash provided by operating activities	38,438	69,510

Cash flows from investing activities:
Proceeds from maturities and sales of investments	94,016	100
Purchases of investments	(750)	—
Proceeds from sale of property and equipment	—	1,286
Purchases of property and equipment	(20,994)	(26,167)
Proceeds received from acquisition termination fee	3,279	—
Proceeds received from divestiture of businesses, net of cash contributed	2,372	14,160
Other investing activities	206	(268)

Net cash provided by (used in) investing activities	78,129	(10,889)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	17,133	45,916
Repurchases of common stock	(1,361)	(1,146,510)
Proceeds from credit facility	—	200,000
Repayment of short-term debt related to credit facility	—	(60,000)
Excess tax benefit associated with stock options	27,293	—

Net cash provided by (used in) financing activities	43,065	(960,594)

Effect of exchange rate changes on cash and cash equivalents	(6,314)	8,276

Net increase (decrease) in cash and cash equivalents	153,318	(893,697)
Cash and cash equivalents at beginning of period	789,068	1,376,722

Cash and cash equivalents at end of period	$942,386	$483,025

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$19,521	$17,922

Dividend payable to noncontrolling interest in subsidiary	$807	$730

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2009
	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$74,714	$65,020
Discontinued operations		(18,626)
Non-core businesses in continuing operations (1)	(173)	(1,111)

Core operations	74,541	45,283
Adjustments to core operations (1):
Stock-based compensation	10,679	10,679
Amortization of other intangible assets	3,220	3,220
Restructuring costs	4,610	4,610
Tax adjustment (2)		(2,814)

Non-GAAP as adjusted	$93,050	$60,978

Diluted shares		192,804
Per diluted share, core operations		$0.23

Per diluted share, non-GAAP as adjusted		$0.32

(1)	As of March 31, 2009, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services which consists of Naming Services, and Authentication Services comprising of SSL Certificate Services and Identity and Authentication Services; and Other Services which consists of the continuing operations of non-core businesses and legacy products and services from divested businesses.

(2)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, and impairments of goodwill and other intangible assets. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company's core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Revenues from core operations (1)	$252,212	$248,123	$241,322	$234,448	$223,846